UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 12, 2019

iStar Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-15371	95-6881527
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1114 Avenue of the Americas, 39th Floor New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 930-9400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	STAR	New York Stock Exchange
8.00% Series D Cumulative Redeemable Preferred Stock, $0.001 par value	STAR-PD	New York Stock Exchange
7.65% Series G Cumulative Redeemable Preferred Stock, $0.001 par value	STAR-PG	New York Stock Exchange
7.50% Series I Cumulative Redeemable Preferred Stock, $0.001 par value	STAR-PI	New York Stock Exchange

ITEM 1.01	Entry into a Material Definitive Agreement.
ITEM 2.03	Creation of a Direct Financial Obligation.
ITEM 8.01	Other Events.

Issuance of Notes

On September 16, 2019, iStar Inc. (the “Company”) issued $675.0 million aggregate principal amount of the Company’s 4.75% Senior Notes due 2024 (the “Notes”).  The Notes were issued pursuant to a base indenture, dated as of February 5, 2001 (the “Base Indenture”), as amended and supplemented by a supplemental indenture with respect to the Notes, dated as of September 16, 2019 (as supplemented, the “Indenture”), between the Company and U.S. Bank National Association (the “Trustee”).  The Notes are unsecured, senior obligations of the Company and rank equally in right of payment with all of the Company’s existing and future unsecured, unsubordinated indebtedness.

The Notes were issued at 100% of their principal amount.  The Notes bear interest at an annual rate of 4.75% and mature on October 1, 2024.  The Company will pay interest on the Notes on each April 1 and October 1, commencing on April 1, 2020.

Prior to July 1, 2024 (three months prior to the maturity date), the Company may redeem some or all of the Notes at any time and from time to time at a price equal to 100% of the principal amount thereof, plus the applicable “make-whole” premium and accrued but unpaid interest, if any, to, but excluding, the date of redemption.  On or after July 1, 2024 (three months prior to the maturity date), the Company may redeem some or all of the Notes at any time and from time to time at 100% of the principal amount thereof, plus accrued but unpaid interest, if any, to, but excluding, the date of redemption. In addition, prior to October 1, 2021, the Company may redeem up to 35% of the Notes using the proceeds of certain equity offerings at a redemption price equal to 104.75% of the principal amount of the Notes redeemed, plus accrued but unpaid interest, if any, to, but excluding, the date of redemption.

Upon the occurrence of a Change of Control Triggering Event (as defined in the Indenture), each holder of the Notes has the right to require the Company to purchase all or a portion of such holder’s Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued but unpaid interest, if any, to, but excluding, the date of redemption.

Copies of the underwriting agreement and the supplemental indenture relating to the  Notes are attached hereto as Exhibits 1.1 and 4.1, respectively, and are incorporated by reference herein.  The Base Indenture has been previously incorporated by reference as an exhibit to the Company’s Form S-3 filed on September 6, 2017.  A copy of the form of global note for the Notes is attached hereto as Exhibit 4.2 and incorporated by reference herein.  For a complete description of the Notes, please see the full text of the Indenture and global note.

Redemption of Existing Notes

The Company will use the net proceeds of the sale of the Notes and cash on hand to redeem the $400.0 million aggregate principal amount outstanding of the Company's 4.625% Senior Notes due 2020 and the $275.0 million aggregate principal amount outstanding of the Company's 6.50% Senior Notes due 2021, and to pay related fees and expenses. The redemption of the Company's 4.625% Senior Notes due 2020 and 6.50% Senior Notes due 2021 will be made solely pursuant to a redemption notice delivered pursuant to the applicable indentures, and nothing contained in this Current Report on Form 8-K constitutes a notice of redemption of the Company's 4.625% Senior Notes due 2020 or 6.50% Senior Notes due 2021.

Certain of the underwriters of the Notes and/or their affiliates may hold a portion of the foregoing securities being redeemed and may receive a portion of the net proceeds of the sale of the Notes.

ITEM 9.01	Financial Statements and Exhibits.

1.1	Underwriting Agreement, dated September 12, 2019, by and among iStar Inc. and BofA Securities, Inc. and the other several underwriters named therein, relating to the Notes.
4.1	Thirty-third Supplemental Indenture, dated September 16, 2019, between iStar Inc. and U.S. Bank National Association, as trustee.
4.2	Form of global certificate for the 4.75% Senior Notes due 2024 (contained in Exhibit 4.1)
5.1	Opinion of Clifford Chance US LLP regarding the legality of the Notes.
23.1	Consent of Clifford Chance US LLP (included in Exhibit 5.1).
99.1	Press Release dated September 11, 2019 announcing the offering of the Notes.
99.2	Press Release dated September 12, 2019 announcing the pricing of the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

iStar Inc.

Date:	September 16, 2019	By:	/s/ JAY SUGARMAN
Jay Sugarman Chairman of the Board of Directors and Chief Executive Officer (principal executive officer)